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                                                                    EXHIBIT 23.4


                        REPORT OF INDEPENDENT ACCOUNTANTS
                         ON FINANCIAL STATEMENT SCHEDULE


To the Board of Directors of GARTNER GROUP, INC.

Our audits of the consolidated financial statements referred to in our report dated November 1, 1995, except as to the Dataquest acquisition discussed in Note 3, which is as of January 25, 1996 and the stock split discussed in Note 10, which is as of March 29, 1996, appearing in this Annual Report on Form 10-K also included an audit of the Financial Statement Schedule listed in Item 14(a) of this Form 10-K. In our opinion, this Financial Statement Schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

PRICE WATERHOUSE LLP
Stamford, Connecticut
November 1, 1995, except as to the
Dataquest acquisition discussed in
Note 3, which is as of January 25, 1996
and the stock split discussed in
Note 10, which is as of March 29, 1996